Exhibit 10.10

NINTH AMENDMENT TO CREDIT AGREEMENT

This NINTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of February 10, 2023 (the “Ninth Amendment Execution Date”), among EPSILON ENERGY USA INC (“Borrower”), the LENDERS (as hereinafter defined), and TEXAS CAPITAL BANK, successor by conversion to Texas Capital Bank, National Association, as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

WHEREAS, Borrower, the financial institutions party thereto (collectively, together with their respective successors and assigns, the “Lenders”), and Administrative Agent are parties to that certain Credit Agreement dated as of July 29, 2013, as amended by First Amendment to Credit Agreement dated as of December 10, 2015, Second Amendment to Credit Agreement dated as of October 11, 2016, Third Amendment to Credit Agreement dated as of Feb ruary 21, 2017, Fourth Amendment to Credit Agreement dated as of August 4, 2017, Fifth Amendment to Credit Agreement dated as of January 7, 2019, Sixth Amendment to Credit Agreement dated as of August 14, 2019, Seventh Amendment to Credit Agreement dated as of April 6. 2021, and Eighth Amendment to Credit Agreement dated as of August 2, 2022 (as so amended, the “Credit Agreement”);

WHEREAS, Borrower has requested that Administrative Agent and the Lenders amend the Credit Agreement as hereinafter provided;

WHEREAS, subject to the terms and conditions set forth herein, Administrative Agent and the Lenders are willing to agree to such amendments; and

WHEREAS, Borrower, the Lenders and Administrative Agent acknowledge that the terms of this Amendment constitute an amendment and modification of, and not a novation of , the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.Definitions.Unless otherwise defined in this Amendment, capitalized terms used in this Amendment that are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2.Amendments to the Credit Agreement. Subject to satisfaction of the conditions of effectiveness set forth in Section 3 of this Amendment, the parties hereto agree that:

(a)Section 1.1 of the Credit Agreement is hereby amended to amend and restate the following definitions in their respective entireties to read as follows:

“Applicable Margin” means the applicable percentages per annum set forth below, based upon the Utilization applicable from time to time. The Applicable Margin shall immediately and automatically change when and as the Utilization changes.

Ninth Amendment to Credit Agreement

Pricing Level	Utilization	Base Rate	LIBOR Portion	Commitment
		Portion	and Letter of Credit Fee	Fee
1	< 25%	0.25%	3.25%	0.50%
2	≥ 25% but < 50%	0.50%	3.50%	0.50%
3	≥ 50% but < 75%	0.75%	3.75%	0.50%
4	≥ 75% but < 90%	1.00%	4.00%	0.50%
5	≥ 90%	1.25%	4.25%	0.50%

“Projected Production” means, at any time, the reasonably anticipated projected production of oil, natural gas, condensate and natural gas liquids including gas processing plant products (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by Borrower or any of its Subsidiaries which are located in the United States and which have attributable to them proved developed producing oil and gas reserves, as such anticipated production is reasonably projected in the Reserve Report then most-recently delivered to Administrative Agent hereunder, after deducting reasonably anticipated projected production from any properties or interests sold or under contract for sale that had been included in such analysis.

(b)Section 1.1 of the Credit Agreement is hereby amended to add the following definitions in proper alphabetical order to read as follows:

“Hedge Trigger Date” has the meaning set forth in Section 7.17.

“Ninth Amendment Execution Date” means February 10, 2023.

“Permitted Tax Distributions” means, with respect to any Person, for any taxable period after the Ninth Amendment Execution Date during which time such Person is a pass-through entity for income Tax purposes, any distribution to any holder of such Person’s stock or other equity interests to permit such holders to pay federal income Taxes and all relevant state and local income Taxes at a rate equal to the highest marginal applicable Tax rate for the applicable Tax year, however denominated (together with any interest, penalties, additions to Tax, or additional amounts with respect thereto) imposed as a result of taxable income attributed to such holder as a partner of such Person under federal, state, and local income Tax laws, determined on a basis that combines those liabilities arising out of the net effect of the income, gains, deductions, losses, and credits of such Person and attributable to it in proportion and to the extent in which such holders hold stock or other equity interests of such Person; provided, however, the computation of Tax distributions under this definition shall take into account the carryovers of items of loss, deduction and expense previously allocated by such Person to holders of its stock or other equity interests, such that the excess, if any, of the aggregate items of losses f rom the prior taxable year over aggregate items of income from the prior taxable year will be

Ninth Amendment to Credit Agreement

deducted from the current taxable year’s income before applying the appropriate Tax rate.

(c)Section 2.1(b) of the Credit Agreement is hereby amended to add the f ollowing sentence at the end thereof:

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, commencing on the Ninth Amendment Execution Date, all new Borrowings shall consist only of Base Rate Portions, and Borrower may not convert any Portion to a LIBOR Portion or continue any Portion as a LIBOR Portion (any such Portion to be converted to a Base Rate Portion at the end of the applicable Interest Period), as applicable.

(d)Section 7.1(p) is hereby amended to delete the “and” at the end thereof and new Section 7.1(q) added immediately thereafter to read as follows:

(q)within 3 Business Days of the last day of each fiscal quarter after the Hedge Trigger Date, a report in form and substance reasonably satisfactory to Administrative Agent containing such information as Administrative Agent may reasonably request to determine compliance by Borrower with Section 7.17; and

(e)Section 7.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.17Commodity Hedging.Upon the date of the first occurrence of Utilization exceeding 0% after the Ninth Amendment Execution Date (the “Hedge Trigger Date”), (a) to the extent Utilization on the Hedge Trigger Date exceeds 0% but is less than or equal to 25%, Borrower shall either (i) immediately prepay the entire amount of such excess to Administrative Agent, for the ratable account of Revolving Credit Lenders, or (ii) within 3 Business Days of the Hedge Trigger Date, enter into, and thereafter maintain, Acceptable Commodity Hedging Agreements at strike prices acceptable to Administrative Agent covering at least 25% of Projected Production of natural gas for each of the first full 12 months after the Hedge Trigger Date and 25 % of Projected Production of natural gas for each of the next succeeding 12 months; or (b) to the extent Utilization on the Hedge Trigger Date exceeds 25% but is less than or equal to 50%, Borrower shall either (i) immediately prepay the entire amount of such excess to Administrative Agent, for the ratable account of Revolving Credit Lenders, or (ii) within 3 Business Days of the Hedge Trigger Date, enter into, and thereafter maintain, Acceptable Commodity Hedging Agreements at strike prices acceptable to Administrative Agent covering at least 50% of Projected Production of natural gas for each of the first full 12 months after the Hedge Trigger Date and 25% of Projected Production of natural gas for each of the next succeeding 12 months; or (c) to the extent Utilization on the Hedge Trigger Date exceeds 50%, Borrower shall either (i) immediately prepay the entire amount of such excess to Administrative Agent, for the ratable account of Revolving Credit Lenders, or (ii) within 3 Business Days of the Hedge Trigger Date, enter into, and thereafter maintain, Acceptable Commodity Hedging Agreements at strike prices acceptable to Administrative Agent covering at least 75 % of

Ninth Amendment to Credit Agreement

Projected Production of natural gas for each of the first full 12 months after the Hedge Trigger Date and 50% of Projected Production of natural gas for each of the next succeeding 12 months. Within 3 Business Days of the last day of each fiscal quarter after the Hedge Trigger Date, Borrower shall enter into, and thereafter maintain, such Acceptable Commodity Hedging Transaction as would be required as if the last day of such fiscal quarter were the Hedge Trigger Date, as otherwise provided in this Section 7.17.

(f)The last sentence of Section 8.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding the foregoing, (a) so long as no Default, Event of Default or Borrowing Base deficiency exists or would exist after giving effect thereto, Borrower may make Permitted Tax Distributions, and (b)(i) so long as no Default, Event of Default or Borrowing Base deficiency exists or would exist after giving effect thereto, (ii) Utilization is not greater than 80% after giving effect thereto and (iii) the Leverage Ratio for the most recently-ended Test Period for which financial statements are available (calculated on a pro forma basis after giving effect to such distributions and any Borrowings made in connection therewith) is less than or equal to 2.00 to 1.00, Borrower may make cash distributions to Parent; provided, however, notwithstanding the foregoing clause (b), to the extent (x) no Default, Event of Default or Borrowing Base deficiency exists or would exist after giving effect thereto, (y) Utilization is not greater than 90% after giving effect thereto and (z) the Leverage Ratio for the most recently-ended Test Period for which financial statements are available (calculated on a pro forma basis after giving effect to such distributions and any Borrowings made in connection therewith) is less than or equal to 1.50 to 1.00, Borrower may nonetheless make cash distributions to Parent in an aggregate amount not to exceed $1,500,000 during any fiscal quarter.

SECTION 3.Conditions of Effectiveness. The amendments set forth in Section 2 of this Amendment, as well as any other terms and conditions set forth herein, shall be effective as of date Administrative Agent shall have received each of the following, which shall be in f orm and substance satisfactory to Administrative Agent:

(a)counterparts of this Amendment executed by Borrower, Guarantors, the Lenders and Administrative Agent;

(b)a Borrowing Base increase fee in an amount equal to $42,191.78 and all other fees and expenses required to be paid pursuant to the Loan Documents, including, without limitation, the fees and expenses of Winstead PC invoiced on or prior to the Ninth Amendment Execution Date; and

(c)such other certificates, documents, consents or opinions as Administrative Agent reasonably may require.

SECTION 4.Increase of Borrowing Base. Subject to the satisfaction of the conditions of effectiveness set forth in Section 3 of this Amendment and effective as of the Ninth Amendment Execution Date, the Borrowing Base is hereby increased from $14,000,000 to

Ninth Amendment to Credit Agreement

$30,000,000. The foregoing determination of the Borrowing Base is deemed a periodic determination of the Borrowing Base under Section 2.10(b) of the Credit Agreement as of October 1, 2022. The Borrowing Base as so determined shall remain in effect until the next periodic determination of the Borrowing Base under Section 2.10(b) of the Credit Agreement, unless otherwise adjusted pursuant to the Credit Agreement.

SECTION 5.Acknowledgment and Ratification.As a material inducement to Administrative Agent and the Lenders to execute and deliver this Amendment, each Obligated Party acknowledges and agrees that the execution, delivery, and performance of this Amendment shall, except as expressly provided herein, in no way release, diminish, impair, reduce, or otherwise affect the obligations of any Obligated Party under the Loan Documents, which Loan Documents shall remain in full force and effect.

SECTION 6.Borrower’s Representations and Warranties.As a material inducement to Administrative Agent and the Lenders to execute and deliver this Amendment, each Obligated Party represents and warrants to Administrative Agent and the Lenders (with the knowledge and intent that Administrative Agent and the Lenders are relying upon the same in entering into this Amendment) that, as of the Ninth Amendment Execution Date:

(a)The execution, delivery, and performance by such Person of this Amendment and compliance with the terms and provisions hereof have been duly authorized by all requisite action on the part of such Person and do not and will not (i) violate or conflict with, or result in a breach of, or require any consent under (A) the Constituent Documents of such Person, (B) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator which could result in a Material Adverse Event, or (C) any agreement or instrument to which such Person is a party or by which it or any of its Properties is bound or subject which could result in a Material Adverse Event, or (ii) constitute a default under any such agreement or instrument which could result in a Material Adverse Event, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person.

(b)This Amendment constitutes legal, valid, and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as limited by Debtor Relief Laws.

(c)No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by such Person of this Amendment or the validity or enforceability hereof.

(d)All of the representations and warranties contained in Article 6 of the Credit Agreement are true and correct on and as of the Ninth Amendment Execution Date with the same force and effect as if such representations and warranties had been made on and as of the Ninth Amendment Execution Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 7(d), the representations and warranties contained in Section 6.2 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1(a) and (b) of the Credit Agreement, respectively.

Ninth Amendment to Credit Agreement

(e)At the time of and after giving effect to this Amendment, no Default exists.

SECTION 7.Effect of Amendment.This Amendment, except as expressly provided herein, (a) shall not be deemed to be a consent to the modification or a waiver of any other term or condition of the Credit Agreement, any Security Document or any other Loan Document, (b) shall not prejudice any right or rights which Administrative Agent or the Lenders may now or hereafter have under or in connection with the Credit Agreement, any Security Document or any other Loan Document, and (c) shall not be deemed to be a waiver of any existing or future Default under the Credit Agreement, any Security Document or any other Loan Document.

SECTION 8.Miscellaneous.This Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In evidencing this Amendment, it shall not be necessary to produce or account f or more than one such counterpart. This Amendment, and any documents required or requested to be delivered pursuant to Section 3 hereof, may be delivered by facsimile or pdf transmission of the relevant signature pages hereof and thereof, as applicable.

SECTION 9.Ratification.Each Obligated Party ratifies and acknowledges that the Loan Documents to which it is a party are valid, subsisting and enforceable, except as limited by Debtor Relief Laws.

SECTION 10.NOTICE OF FINAL AGREEMENT.THIS AMENDMENT, THE OTHER LOAN DOCUMENTS AND THE INTERCREDITOR AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of page intentionally left blank. Signature pages follow.]

Ninth Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Ninth Amendment Execution Date.

EPSILON ENERGY USA INC,
as Borrower

By:	/s/ J. Andrew Williamson
Name:	J. ANDREW WILLIAMSON
Title:	CFO

ACKNOWLEDGED AND AGREED:

EPSILON ENERGY LTD.,
as a Guarantor

By:	/s/ J. Andrew Williamson
Name:	J. ANDREW WILLIAMSON
Title:	CFO

EPSILON MIDSTREAM, LLC,
as a Guarantor

By:	Epsilon Energy USA Inc,
its Managing Member

By:	/s/ J. Andrew Williamson
Name:	J. ANDREW WILLIAMSON
Title:	CFO

Ninth Amendment to Credit Agreement- Signature Page

ACKNOWLEDGED AND AGREED:

DEWEY ENERGY HOLDINGS, LLC,
as a Guarantor

By:	/s/ J. Andrew Williamson
Name:	J. ANDREW WILLIAMSON
Title:	CFO

DEWEY ENERGY GP, LLC,
as a Guarantor

By:	/s/ J. Andrew Williamson
Name:	J. ANDREW WILLIAMSON
Title:	CFO

Ninth Amendment to Credit Agreement- Signature Page

TEXAS CAPITAL BANK,
as Administrative Agent and a Lender

By:	/s/ Gabriel X. Garcia
Gabriel X. Garcia
Vice President

Ninth Amendment to Credit Agreement- Signature Page